EXHIBIT 10.1
AMENDMENT NO. 2
Dated as of September 23, 2014
to
CREDIT AGREEMENT
Dated as of October 21, 2011
THIS AMENDMENT NO. 2 (this “Amendment”) is made as of September 23, 2014 by and among Vistaprint N.V. (the “Parent”), Vistaprint Limited (the “Company”), Vistaprint Schweiz GmbH, Vistaprint B.V. and Vistaprint USA, Incorporated (collectively, the “Subsidiary Borrowers” and, together with the Parent and the Company, the “Borrowers”), the Lenders parties hereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), under that certain Credit Agreement, dated as of October 21, 2011, as amended and restated as of February 8, 2013, by and among the Borrowers, the other Subsidiary Borrowers party thereto from time to time, the Lenders and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.
WHEREAS, the Borrowers have requested that the requisite Lenders and the Administrative Agent agree to certain amendments to the Credit Agreement;
WHEREAS, the Borrowers, the Lenders party hereto and the Administrative Agent have agreed to such amendments on the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lenders party hereto and the Administrative Agent hereby agree to enter into this Amendment.
1.Amendments to the Credit Agreement. Effective as of the date of satisfaction of the conditions precedent set forth in Section 3 below, the parties hereto agree that the Credit Agreement is hereby amended as follows:
(a)    Each of SunTrust Bank and MUFG Union Bank, N.A. is hereby re-designated as a Co-Syndication Agent and each of Fifth Third Bank and HSBC Bank USA, National Association is hereby re-designated as a Co-Documentation Agent in respect of the credit facility evidenced by the Credit Agreement as amended hereby. Accordingly, (i) the cover page of the Credit Agreement is hereby amended to (x) delete the references to SunTrust Bank and MUFG Union Bank, N.A. as Co-Documentation Agents and add references to SunTrust Bank and MUFG Union Bank, N.A. as Co-Syndication Agents and (y) delete the references to Fifth Third Bank and HSBC Bank USA, National Association as Co-Syndication Agents and add references to Fifth Third Bank and HSBC Bank USA, National Association as Co-Documentation Agents and (ii) the introductory paragraph to the Credit Agreement is hereby amended and restated in its entirety to read as follows:

ACTIVE 201777500v.19

CREDIT AGREEMENT (this “Agreement”) dated as of October 21, 2011, as amended and restated as of February 8, 2013, among VISTAPRINT LIMITED, VISTAPRINT SCHWEIZ GMBH, VISTAPRINT B.V., VISTAPRINT USA, INCORPORATED, VISTAPRINT N.V., the SUBSIDIARY BORROWERS from time to time party hereto, the LENDERS from time to time party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, SANTANDER BANK, N.A., SUNTRUST BANK and MUFG UNION BANK, N.A., as Co-Syndication Agents and FIFTH THIRD BANK, HSBC BANK USA, NATIONAL ASSOCIATION and CITIZENS BANK, N.A., as Co-Documentation Agents.
(b)    Each reference to “2018” appearing in the Credit Agreement is hereby deleted and replaced with a reference to “2019”.
(c)    Section 1.01 of the Credit Agreement is hereby amended to (i) delete the definitions of “Embargoed Person”, “Foreign Asset Control Regulations”, “FSA” and “Trading with the Enemy Act” appearing therein and (ii) add the following definitions thereto in the appropriate alphabetical order and, where applicable, replace the corresponding previously existing definitions:
“2019 Maturity Date” means September 23, 2019.
“Amendment No. 2 Effective Date” means September 23, 2014.
“Anti-Corruption Laws” means, at any time, all laws, rules, and regulations of any jurisdiction applicable to the Parent or its Subsidiaries at such time concerning or relating to bribery or corruption.
“Consolidated Senior Secured Indebtedness” means at any time the Consolidated Total Indebtedness that is secured by a Lien on any property of the Parent and its Subsidiaries, but excluding any such Indebtedness to the extent secured on a junior basis to the Loans as of such date.
“CRR“ means the Council Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012.
“Dutch Non-Public Lender” means:
(i) until the publication of an interpretation of "public" as referred to in the CRR by the relevant authority/ies: an entity that provides repayable funds to the Dutch Borrower for a minimum initial amount of EUR 100,000 (or its equivalent in another currency) or an entity otherwise qualifying as not forming part of the public), and
(ii) following the publication of an interpretation of "public" as referred to in the CRR by the relevant authority/ies: such amount or such criterion as a result of which such entity shall qualify as not forming part of the public.
“Executive Order” means Executive Order No. 13224, effective as of September 24, 2001, and relating to Blocking Property and Prohibiting Transactions

With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)).
“Management Board” means the management board (in Dutch: raad van bestuur) of the Parent.
“Material Subsidiary” means each Subsidiary (i) which, as of the most recent fiscal quarter of the Parent, for the period of four consecutive fiscal quarters then ended, for which financial statements have been delivered pursuant to Section 5.01, contributed greater than ten percent (10%) of Consolidated EBITDA for such period or (ii) which contributed greater than ten percent (10%) of Consolidated Total Assets as of such date; provided that, if at any time the aggregate amount of Consolidated EBITDA or Consolidated Total Assets attributable to all Subsidiaries that are not Loan Parties exceeds twenty percent (20%) of Consolidated EBITDA for any such period or twenty percent (20%) of Consolidated Total Assets as of the end of any such fiscal quarter, the Company (or, in the event the Company has failed to do so within ten days, the Administrative Agent) shall designate sufficient Subsidiaries as “Material Subsidiaries” to eliminate such excess, and such designated Subsidiaries shall for all purposes of this Agreement constitute Material Subsidiaries; provided further that, solely for purposes of determining compliance with the requirements above, (a) Consolidated Total Assets shall exclude (1) assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, developed technology, copyrights, trade names, trademarks, patents, franchises, licenses, capitalized research, development costs, capitalized software and website development and (2) intercompany receivables or loans between Persons that become Subsidiaries and (b) Consolidated EBITDA attributable to any Specified Non-Required Subsidiary shall be excluded from the calculation of the 20% of Consolidated EBITDA threshhold in the foregoing proviso.
“Maximum Capital Expenditure Amount” means, with respect to any fiscal year of the Company, an amount equal to the greater of (i) $140,000,000 and (ii) 70% of Consolidated EBITDA for the immediately preceding fiscal year of the Company.
“New Senior Unsecured Notes” means senior unsecured notes of the Parent publicly issued or privately placed to institutional investors on or after the Amendment No. 2 Effective Date, in an aggregate outstanding principal amount not to exceed $300,000,000; provided that (i) both immediately prior to and after giving effect (including giving effect on a Pro Forma Basis) thereto, no Default or Event of Default shall exist or would result therefrom (and the Parent shall have delivered to the Administrative Agent a certificate of a Financial Officer of the Parent to such effect, together with all relevant financial information and calculations requested by the Administrative Agent in respect thereof), (ii) such Indebtedness matures after, and does not require any scheduled amortization or other scheduled payments of principal prior to, the date that is 181 days after the 2019 Maturity Date (it being understood that any provision requiring an offer to purchase such Indebtedness as a result of change of control or asset sale or other fundamental change shall not violate the foregoing restriction), (iii) such Indebtedness is not guaranteed by any Subsidiary of the Parent other than the

Guarantors or the Borrowers, (iv) the covenants applicable to such Indebtedness are not more onerous or more restrictive in any material respect (taken as a whole) than the applicable covenants set forth in this Agreement (as reasonably determined in the good faith judgment of the Management Board of the Parent, it being acknowledged that the covenants described in the preliminary offering memorandum, dated September 8, 2014, with respect to the proposed issuance by the Parent of a series of senior notes, are not more onerous or more restrictive than the applicable covenants set forth in this Agreement) and (v) substantially concurrently with the issuance of such Indebtedness, the net proceeds of such Indebtedness are first applied to repay outstanding revolving Indebtedness under this Agreement before such proceeds are otherwise applied.
“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions and with respect to which such Sanctions apply to all Persons in such country or territory (for example, as of the Effective Date, Cuba) as opposed to any country or territory with respect to which Sanctions are applicable only to Persons listed in any Sanctions-related list.
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.
“Sanctions” means, at any time, economic or financial sanctions or trade embargoes imposed, administered or enforced at such time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.
“Second Additional Term Lender” means, as of any date of determination, each Lender having a Second Additional Term Loan Commitment or that holds Second Additional Term Loans.
“Second Additional Term Loan Commitment” means (a) as to any Second Additional Term Lender, the aggregate commitment of such Second Additional Term Lender to make Second Additional Term Loans as set forth on Schedule 2.01 or in the most recent Assignment and Assumption or other documentation contemplated hereby executed by such Second Additional Term Lender and (b) as to all Second Additional Term Lenders, the aggregate commitment of all Second Additional Term Lenders to make Second Additional Term Loans, which aggregate commitment shall be $6,140,625 on the Amendment No. 2 Effective Date. After advancing the Second Additional Term Loans, each reference to a Second Additional Term Lender’s Second Additional Term Loan Commitment shall refer to that Second Additional Term Lender’s Applicable Percentage of the Second Additional Term Loans.

“Second Additional Term Loan Facility” means the loan facility hereunder pursuant to which Second Additional Term Lenders make Second Additional Term Loans pursuant to the terms of this Agreement.
“Second Additional Term Loans” means the term loans made by the Second Additional Term Lenders to the Parent pursuant to Section 2.01(e).
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Senior Secured Leverage Ratio” has the meaning assigned to such term in Section 6.12(c).
“Significant Subsidiary” means each Subsidiary which, as of the end of the most recent fiscal quarter of the Parent for which financial statements have been delivered pursuant to Section 5.01 contributed greater than $5,000,000 of Consolidated Total Assets as of such date.
“Specified Non-Required Subsidiary” has the meaning assigned to such term in Section 5.09(a).
“Supervisory Board” means the supervisory board (in Dutch: raad van commissarissen) of the Parent.
“Term Lender” means each Initial Term Loan Lender, each Additional Term Loan Lender and each Second Additional Term Loan Lender.
“Term Loan Commitment” means the Initial Term Loan Commitment, the Additional Term Loan Commitment and the Second Additional Term Loan Commitment, as applicable.
“Term Loan Facility” means the Initial Term Loan Facility, the Additional Term Loan Facility and the Second Additional Term Loan Facility, as applicable.
“Term Loans” means the Initial Term Loans, the Additional Term Loans and the Second Additional Term Loans.
(d)    The definition of “2018 Maturity Date” appearing in Section 1.01 of the Credit Agreement is hereby deleted in its entirety.
(e)    The definition of “2018 Revolving Global Commitment” is hereby amended to amend and restate the last sentence thereof in its entirety to read as follows:
“The aggregate amount of the 2018 Revolving Global Lenders’ 2018 Revolving Global Commitments as of the Amendment No. 2 Effective Date is $690,000,000.”
(f)    The definition of “Applicable Percentage” appearing in Section 1.01 of the Credit Agreement is hereby amended to (i) delete the word “and” appearing at the end of clause (b) thereof and replace it with a comma, (ii) delete the reference to “and (c)” appearing in the proviso at the end thereof and replace it with a reference to “, (c) and (d)” and (iii) add the following new clause (d) immediately before the reference to “; provided that” appearing therein:
“and (d) with respect to the Second Additional Term Loans, a percentage equal to a fraction the numerator of which is such Lender’s outstanding principal amount of the Second Additional Term Loans and the denominator of which is the aggregate outstanding principal amount of the Second Additional Term Loans of all Term Lenders”
(g)    The definition of “Applicable Rate” appearing in Section 1.01 of the Credit Agreement is hereby amended to (i) delete the reference to “Category 4” appearing in clause (i)(y) thereof and replace it with a reference to “Category 5” and (ii) amend and restate the second table appearing therein in its entirety to read as follows:

	Leverage Ratio:	Eurocurrency Spread	ABR Spread	Commitment Fee Rate
Category 1:	< 1.00 to 1.00	1.50%	0.50%	0.225%
Category 2:	> 1.00 to 1.00 but < 2.00 to 1.00	1.625%	0.625%	0.275%
Category 3:	> 2.00 to 1.00 but < 3.00 to 1.00	1.75%	0.75%	0.30%
Category 4:	> 3.00 to 1.00 but < 3.50 to 1.00	2.00%	1.00%	0.35%
Category 5:	> 3.50 to 1.00	2.25%	1.25%	0.40%

(h)    The definition of “Change of Control” is hereby amended to amend and restate clause (b) thereof in its entirety to read as follows:
“(b) occupation of a majority of the seats (other than vacant seats) on the Management Board of the Parent or the board of directors of the Company by Persons who were neither (i) nominated by the Supervisory Board or board of directors (as applicable) of the Parent or the Company, as applicable, nor (ii) appointed by directors so nominated;”
(i)    The definition of “Class” is hereby amended to (i) insert a reference to “Second Additional Term Loans,” immediately after the reference to “Additional Term Loans,” appearing therein, (ii) insert a reference to “a Second Additional Term Loan Commitment,” immediately after the reference to “an Additional Term Loan Commitment,” appearing therein and (iii) insert a reference to “a Second Additional Term Lender” immediately after the reference to “an Additional Term Lender,” appearing therein.
(j)    The definition of “Co-Documentation Agent” is hereby amended and restated in its entirety to read as follows:
“Co-Documentation Agent” means each of Fifth Third Bank, HSBC Bank USA, National Association and Citizens Bank, N.A. in its capacity as co-documentation agent for the credit facilities evidenced by this Agreement.

(k)    The definition of “Commitment” is hereby amended and restated in its entirety to read as follows:
“Commitment” means, with respect to each Lender, the sum of such Lender’s 2016 Revolving Global Commitment, 2018 Revolving Global Commitment, 2018 Revolving US Commitment, Initial Term Loan Commitment, Additional Term Loan Commitment (if any) and Second Additional Term Loan Commitment (if any). The amount of each Lender’s Revolving Commitment and Second Additional Term Loan Commitment as of the Amendment No. 2 Effective Date is set forth on Schedule 2.01, or in the Assignment and Assumption or other documentation contemplated hereby pursuant to which such Lender shall have assumed its Commitment, as applicable.
(l)    The definition of “Consolidated EBITDA” appearing in Section 1.01 of the Credit Agreement is hereby amended to amend and restate clauses (v), (vi), (vii) and (viii) thereof in their entirety as follows:
“(v) non-cash charges, expenses or losses, (vi) [intentionally omitted], (vii) [intentionally omitted], (viii) [intentionally omitted] and”
(m)    The definition of “Consolidated EBITDA” appearing in Section 1.01 of the Credit Agreement is hereby further amended to insert a new clause (ix) therein immediately following clause (viii) thereof to read as follows:
“(ix) (A) non-recurring cash charges, expenses or losses and (B) in connection with any acquisition, (I) all cash acquisition integration costs and fees, including cash severance payments, and cash fees and expenses paid in connection with such acquisition, all to the extent incurred within twelve (12) months of the completion of such acquisition and (II) cost savings and synergies projected by the Parent in good faith to result from actions taken in connection with such acquisition and which are expected to be realized within 12 months from the date of such acquisition, net of the amount of any actual benefits realized during such period from such actions; provided that such cost savings and synergies shall be calculated on a basis consistent with Regulation S-X under the Securities Act, in an aggregate amount collectively for this clause (ix) (including, for the avoidance of doubt, the sum of the foregoing clauses (A) and (B)) not to exceed in the aggregate ten percent (10%) of Consolidated EBITDA for such period (calculated without giving effect to this clause (ix)),”
(n)    The definition of “Consolidated EBITDA” appearing in Section 1.01 of the Credit Agreement is hereby further amended to amend and restate clause (3) thereof to read as follows:
“(3) any cash payments made during such period in respect of items described in clause (v) above subsequent to the fiscal quarter in which the relevant non-cash expenses, charges or losses were incurred (unless such cash payments are permitted to be added back to Consolidated EBITDA pursuant to clause (ix) during such period),”
(o)    The definition of “Consolidated EBITDA” appearing in Section 1.01 of the Credit Agreement is hereby further amended to amend and restate the last two sentences thereof to read as follows:

“For the purposes of calculating Consolidated EBITDA for any period of four consecutive trailing fiscal quarters (each such period, a “Reference Period”), (i) if at any time during such Reference Period the Parent or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets that are the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period, and (ii) if during such Reference Period the Parent or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving effect thereto on a Pro Forma Basis as if such Material Acquisition occurred on the first day of such Reference Period. As used in this definition, “Material Acquisition” means any acquisition of assets or series of related acquisitions of assets that involves the payment of consideration by the Parent and its Subsidiaries in excess of $5,000,000; and “Material Disposition” means any sale, transfer or disposition of assets or series of related sales, transfers, or dispositions of assets that yields gross proceeds to the Parent or any of its Subsidiaries in excess of $5,000,000.”
(p)    The definition of “Consolidated Interest Expense” appearing in Section 1.01 is hereby amended to amend and restate the last sentence thereof in its entirety to read as follows:
“In the event that the Parent or any Subsidiary shall have completed a Material Acquisition or a Material Disposition (in each case, as defined in the definition of “Consolidated EBITDA”) since the beginning of the relevant period, Consolidated Interest Expense shall be determined for such period on a Pro Forma Basis as if such Material Acquisition or Material Disposition, and any related incurrence or repayment of Indebtedness, had occurred at the beginning of such period (using the interest rate in respect of such Indebtedness in effect as of the date of the consummation of such Material Acquisition or Material Disposition, as applicable).”
(q)    The definition of “Co-Syndication Agent” is hereby amended and restated in its entirety to read as follows:
“Co-Syndication Agent” means each of Santander Bank, N.A., SunTrust Bank and MUFG Union Bank, N.A. in its capacity as co-syndication agent for the credit facilities evidenced by this Agreement.
(r)    The definition of “Facility” appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Facility” means the respective facility and commitments utilized in making Loans and credit extensions hereunder, it being understood that as of the Amendment No. 2 Effective Date, there are five Facilities under this Agreement, i.e., the Global Revolving Facility, the US Revolving Facility, the Initial Term Loan Facility, the Additional Term Loan Facility and the Second Additional Term Loan Facility.
(s)    The definition of “Federal Funds Effective Rate” appearing in Section 1.01 of the Credit Agreement is hereby amended to insert a new proviso at the end thereof as follows:

“; provided that, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement”
(t)    The definition of “Guarantee” appearing in Section 1.01 of the Credit Agreement is hereby amended to delete the reference to “any Indebtedness or other obligation of any other Person” appearing therein and replace it with a reference to “any Indebtedness of any other Person”.
(u)    The definition of “Indebtedness” appearing in Section 1.01 of the Credit Agreement is hereby amended to delete the reference to “in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business)” appearing in clause (e) thereof and replace it with a reference to “in respect of the cash portion of the deferred purchase price of property or services (excluding current accounts payable or accrued expenses, in each case incurred in the ordinary course of business)”.
(v)    The definition of “Interest Period” appearing in Section 1.01 of the Credit Agreement is hereby amended to delete the reference to “and ending on the numerically” appearing therein and replace it with a reference to “and ending one week thereafter or on the numerically”.
(w)    The definition of “Permitted Acquisition” appearing in Section 1.01 of the Credit Agreement is hereby amended to delete the reference to “if the aggregate consideration in respect of such acquisition exceeds $50,000,000” appearing in clause (d) thereof and replace it with a reference to “if the aggregate cash consideration in respect of such acquisition exceeds $50,000,000”.
(x)    The definition of “Permitted Acquisition” appearing in Section 1.01 of the Credit Agreement is hereby further amended to restate clause (f) thereof in its entirety as follows:
“(f) the aggregate cash consideration paid in respect of any such single acquisition does not exceed $25,000,000 (provided, however, that such $25,000,000 limitation shall not apply to an acquisition so long as the Leverage Ratio does not exceed the Applicable Acquisition Ratio Level immediately after giving effect to such acquisition on a Pro Forma Basis).”
(y)    Section 1.04 of the Credit Agreement is hereby amended to restate the last sentence there of in its entirety as follows:
“Furthermore, notwithstanding the foregoing, the parties hereto agree that, (i) solely in connection with the Company’s proposed relocation to the property located at 275 Wyman Street, Waltham, Massachusetts and so long as the Company does not acquire legal title to such property or dispose such property (or assets thereon), (x) the effects of Accounting Standards Codification 840-40-15-5 shall be disregarded in respect of all terms of an accounting or financial nature used herein and all computations of amounts and ratios referred to herein, in each case in respect of such property and (y) the Company shall not be deemed to be the owner of such property during the construction period or lease term solely by virtue of such accounting standard and (ii) solely with respect to tenant allowances associated with the property located at 275 Wyman Street, Waltham, Massachusetts, the effects of Accounting Standards Codification 840-40-15-5 shall be disregarded in respect of all terms of an accounting or financial nature used herein and all computations of amounts and ratios referred to herein, in each case in respect of such property during the construction period or lease term.”

(z)    Section 2.01 of the Credit Agreement is hereby amended to (i) delete the period appearing at the end of clause (d) thereof and replace it with “; and” and (ii) insert the following as a new clause (e) thereof:
“(e)    each Second Additional Term Lender with a Second Additional Term Loan Commitment agrees to make a Second Additional Term Loan to the Parent in Dollars on the Amendment No. 2 Effective Date, in an amount equal to such Lender’s Second Additional Term Loan Commitment by making immediately available funds available to the Administrative Agent’s designated account, not later than the time specified by the Administrative Agent.”
(aa)    Section 2.02(e) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(e) Any Credit Event to any Dutch Borrower shall at all times be provided by a Lender that is a Dutch Non-Public Lender.”
(bb)    Section 2.09 of the Credit Agreement is hereby amended to delete the reference to “Additional Term Loan Commitments” appearing therein and replace it with a reference to “Second Additional Term Loan Commitments”.
(cc)    Section 2.10(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(a)    Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each 2016 Revolving Global Lender the then unpaid principal amount of each 2016 Revolving Global Loan made to such Borrower on the 2016 Maturity Date in the currency of such Loan, (ii) to the Administrative Agent for the account of each 2019 Revolving Global Lender the then unpaid principal amount of each 2019 Revolving Global Loan made to such Borrower on the 2019 Maturity Date in the currency of such Loan, (iii) to the Administrative Agent for the account of each 2019 Revolving US Lender the then unpaid principal amount of each 2019 Revolving US Loan made to such Borrower on the 2019 Maturity Date in Dollars, and (iv) in the case of the Company, to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the 2019 Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two (2) Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Company shall repay all Swingline Loans then outstanding. The Parent shall repay Term Loans on each date set forth below in the aggregate principal amount set forth opposite such date (as adjusted from time to time pursuant to Section 2.11(a)):

Date	Amount
December 31, 2014	$2,000,000
March 31, 2015	$2,000,000
June 30, 2015	$2,000,000
September 30, 2015	$2,000,000
December 31, 2015	$4,000,000
March 31, 2016	$4,000,000
June 30, 2016	$4,000,000
September 30, 2016	$4,000,000
December 31, 2016	$4,000,000
March 31, 2017	$4,000,000
June 30, 2017	$4,000,000
September 30, 2017	$4,000,000
December 31, 2017	$6,000,000
March 31, 2018	$6,000,000
June 30, 2018	$6,000,000
September 30, 2018	$6,000,000
December 31, 2018	$24,000,000
March 31, 2019	$24,000,000
June 30, 2019	$24,000,000

To the extent not previously repaid, all unpaid Term Loans shall be paid in full in Dollars by the Parent on the 2019 Maturity Date.”
(dd)    Section 2.17 of the Credit Agreement is hereby amended to insert a new clause (j) therein immediately following clause (i) thereof as follows:
“(j) Certain FATCA Matters. For purposes of determining withholding Taxes imposed under FATCA, from and after the Amendment No. 2 Effective Date, the Loan Parties and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement and the Loans as not qualifying as “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).”
(ee)    Section 2.20 of the Credit Agreement is hereby amended to delete the reference to “$100,000,000” appearing therein and replace it with a reference to “$250,000,000”.
(ff)    Section 3.04 of the Credit Agreement is hereby amended to (i) delete the reference to “(i)” appearing in the first sentence thereof, (ii) delete each reference to “June 30, 2012” appearing therein and replace each such reference with a reference to “June 30, 2014”, (iii) delete the reference to “, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 2012, certified by its chief financial officer” appearing at the end of the first sentence thereof and (iv) delete the reference to “, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above” appearing at the end of the last sentence thereof.

(gg)    Section 3.20 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“SECTION 3.20. Anti-Corruption Laws and Sanctions. The Parent has implemented and maintains in effect policies and procedures which it reasonably believes are adequate to ensure compliance in all material respects by the Parent, its Subsidiaries and, to the Parent’s knowledge, their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions.  The Parent, its Subsidiaries and, to the knowledge of the Parent, their respective officers, employees and directors, are in compliance with Anti-Corruption Laws and applicable Sanctions, except in such instances in which the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  None of (a) the Parent, any Subsidiary or to the knowledge of the Parent or such Subsidiary any of their respective directors, officers or employees, or (b) to the knowledge of the Parent, any agent of the Parent or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.  No Borrowing or Letter of Credit, use of proceeds or other Transactions will violate, in any material respect, Anti-Corruption Laws or applicable Sanctions.”
(hh)    Section 5.01 of the Credit Agreement is hereby amended to delete the reference to “Ernst & Young LLP” appearing therein and replace it with a reference to “PricewaterhouseCoopers LLP”.
(ii)    Section 5.03 of the Credit Agreement is hereby amended to delete the reference to “to cause its centre of main interest” appearing therein and replace it with a reference to “to, cause its centre of main interest”.
(jj)    Section 5.07 of the Credit Agreement is hereby amended to insert a new sentence at the end thereof as follows:
“The Parent will maintain in effect and enforce policies and procedures which the Parent reasonably believes are adequate to ensure compliance in all material respects by the Parent, its Subsidiaries and, to the Parent’s knowledge, their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions.”
(kk)    Section 5.08 of the Credit Agreement is hereby amended to insert a reference to “in the Parent” immediately after the reference to “Equity Interests” appearing therein.
(ll)    Section 5.08 of the Credit Agreement is hereby further amended to insert a new sentence at the end thereof as follows:
“No Borrower will request any Borrowing or Letter of Credit, and no Borrower shall use, and the Parent shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in each case to the extent such funding, financing or facilitation would constitute a violation of Sanctions if effected by a U.S. Borrower or (iii) in any manner that would result in the violation of  any Sanctions applicable to any party hereto.”
(mm)    Section 5.09(a) of the Credit Agreement is hereby amended to (x) delete the reference to “Subsidiary Guarantor” appearing therein and replace such reference with a reference to “Material Subsidiary” and (y) delete the phrase “to deliver to the Administrative Agent a joinder to the Guaranty and” appearing therein and to replace such phrase with the phrase “to deliver to the Administrative Agent a joinder to the Guaranty, or, in the case of a Material Subsidiary that is a Foreign Subsidiary, a separate Guaranty governed by local law to the extent so requested by the Administrative Agent (provided that no Material Subsidiary that is a Foreign Subsidiary shall be required to deliver such a joinder or Guaranty to the extent (A) such action by such Subsidiary is prohibited or restricted by applicable law or regulation (any such Material Subsidiary that is a Foreign Subsidiary described in the foregoing clause (A), a “Specified Non-Required Subsidiary”) or (B) the Administrative Agent or its counsel determines that such joinder or Guaranty would not, in light of the cost and expense associated therewith, provide material credit support for the benefit of the Secured Parties pursuant to a legally valid, binding and enforceable guaranty) and” therein.
(nn)    Section 6.01(e) of the Credit Agreement is hereby amended to delete the reference to “$25,000,000” appearing therein and replace it with a reference to “$75,000,000”.
(oo)    Section 6.01(g) of the Credit Agreement is hereby amended to delete the reference to “$50,000,000” appearing therein and replace it with a reference to “$75,000,000”.
(pp)    Section 6.01(h) of the Credit Agreement is hereby amended to delete the reference to “the board of directors” appearing therein and replace it with a reference to “the Management Board”.
(qq)    Section 6.01 of the Credit Agreement is hereby further amended to (x) delete the word “and” appearing at the end of clause (g) thereof, and (y) amend and restate clause (h) thereof in its entirety and insert the following as new clauses (i), (j), (k) and (l) thereof, in each case as follows:
“(h)    unsecured Indebtedness of the Parent (including unsecured Subordinated Indebtedness to the extent subordinated to the Secured Obligations on terms reasonably acceptable to the Administrative Agent), to the extent not otherwise permitted under this Section 6.01, and any Indebtedness constituting refinancings, renewals or replacements of any such Indebtedness; provided that (i) both immediately prior to and after giving effect (including giving effect on a Pro Forma Basis) thereto, no Default or Event of Default shall exist or would result therefrom (and the Parent shall have delivered to the Administrative Agent a certificate of a Financial Officer of the Parent to such effect, together with all relevant financial information and calculations requested by the Administrative Agent in respect thereof), (ii) such Indebtedness matures after, and does not require any scheduled amortization or other scheduled payments of principal prior to, the date that is 181 days after the 2019 Maturity Date (it being understood that any provision requiring an offer to purchase such Indebtedness as a result of change of control or asset sale or other fundamental change shall not violate the foregoing restriction), (iii) such Indebtedness is not guaranteed by any Subsidiary of the Parent other than the Guarantors or the Borrowers (which guarantees, if such Indebtedness of the Parent is expressly subordinated to the Secured Obligations of the Parent, shall be expressly subordinated to the Secured Obligations of each such Guarantor or Borrower, as the case may be, on terms not less favorable to the Lenders than the subordination terms of such Subordinated Indebtedness), (iv) the covenants applicable to such Indebtedness are not more onerous or more restrictive in any material respect (taken as a whole) than the applicable covenants set forth in this Agreement (as reasonably determined in the good faith judgment of the Management Board of the Parent) and (v) at the time of the incurrence of such Indebtedness and immediately after giving effect thereto (including giving effect on a Pro Forma Basis), the Leverage Ratio shall not exceed a ratio equal to (x) the numerator of the maximum Leverage Ratio permitted under Section 6.12(a) at such time minus 0.25 to (y) 1.00;
(i)    Indebtedness under the New Senior Unsecured Notes;
(j)    unsecured Indebtedness in respect of deferred acquisition purchase price, including earnout obligations, in connection with Permitted Acquisitions
(k)    Indebtedness of a Subsidiary existing at the time such Person becomes a Subsidiary pursuant to a Permitted Acquisition; provided that such Indebtedness was not incurred by such Person in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary; and
(l)    other unsecured Indebtedness in an aggregate principal amount not exceeding $75,000,000 at any time outstanding.”
(rr)    Section 6.02(f) of the Credit Agreement is hereby amended to delete the reference to “$50,000,000” appearing therein and replace it with a reference to “$75,000,000”.
(ss)    Section 6.03(a)(iv)(D) of the Credit Agreement is hereby amended to delete the reference to “$50,000,000” appearing therein and replace it with a reference to “$75,000,000”.
(tt)    Section 6.03(c) of the Credit Agreement is hereby amended to insert a proviso immediately at the end thereof as follows:
“; provided that the Parent may change the fiscal year of any acquired Subsidiary to correspond with the basis of the Parent’s fiscal year”
(uu)    Section 6.03(d) of the Credit Agreement is hereby amended to insert a proviso immediately at the end thereof as follows:
“; provided that a U.S. Loan Party that is a Borrower may have a subsidiary that is not organized under the laws of the United States of America or any jurisdiction thereof as long as such Subsidiary is (x) formed and/or acquired in contemplation of and solely to effect a Permitted Acquisition or (y) acquired in connection with or as the result of a Permitted Acquisition”
(vv)    Section 6.04(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(d)    investments, loans or advances made by the Parent in or to any Subsidiary and made by any Subsidiary in or to the Parent or any other Subsidiary (provided that not more than an aggregate amount of $200,000,000 in investments, loans or advances or capital contributions may be made and remain outstanding, at any time, by Loan Parties to Subsidiaries which are not Loan Parties (or do not become Loan Parties within forty-five (45) days after the receipt of such investment, loan, advance and/or capital contribution); provided, further, and for the avoidance of doubt, (i) intercompany transfers of intangible assets that are solely effected by bookkeeping entries and that do not otherwise represent an exchange or transfer of assets are not deemed to be investments, loans or advances or capital contributions and are not subject to the $200,000,000 limitation hereunder and (ii) investments, loans or advances and/or capital contributions made by a Loan Party to a Subsidiary that is not a Loan Party shall not be subject to the $200,000,000 limitation hereunder so long as such Subsidiary that is not a Loan Party transfers such investment, loan, advance and/or capital contribution, immediately upon receipt thereof, to a Loan Party);”
(ww)    Section 6.04(g) of the Credit Agreement is hereby amended to delete each reference to “$100,000,000” in each case where it appears therein and replace it with a reference to “$125,000,000” in each such case.
(xx)    Section 6.04 of the Credit Agreement is hereby further amended to (x) delete the word “and” appearing at the end of clause (i) thereof, and (y) (1) insert a new clause (j) immediately after clause (i) thereof, (2) redesignate the existing clause (j) thereof as clause (k) and amend and restate such clause (k) in its entirety, in each case as follows:
“(j)    investments, loans and advances existing on the Amendment No. 2 Effective Date and identified on Schedule 6.04; and
(k)    any other investment, loan or advance (other than acquisitions) so long as the aggregate amount of all such investments, loans and advances at any time outstanding does not exceed $75,000,000.”
(yy)    Section 6.05 of the Credit Agreement is hereby amended to insert a reference to “, or reasonably forecasted actual,” immediately before the reference to “exposure” appearing therein.
(zz)    Section 6.07 of the Credit Agreement is hereby amended to restate clauses (d) and (e) thereof in their entirety as follows:
“(d) the Parent and its Subsidiaries may make Restricted Payments in an aggregate amount not to exceed $100,000,000 of Restricted Payments made pursuant to this clause (d) and (e) the Parent and its Subsidiaries may make any other Restricted Payment pursuant to this clause (e) so long as (i) no Default or Event of Default has occurred and is continuing prior to making such Restricted Payment pursuant to this clause (e) or would arise after giving effect (including giving effect on a Pro Forma Basis) thereto and (ii) the Leverage Ratio is equal to or less than the Applicable Restricted Payment Ratio Level after giving effect (including giving effect on a Pro Forma Basis) to any such Restricted Payment made pursuant to this clause (e).”
(aaa)    Section 6.07 of the Credit Agreement is hereby further amended to restate the last sentence thereof in its entirety to read as follows:

“As used in the foregoing clause (e), “Applicable Restricted Payment Ratio Level” means a ratio equal to the numerator of the maximum Leverage Ratio permitted under Section 6.12(a) at such time minus 1.00 to (y) 1.00. For the avoidance of doubt, it is hereby understood and agreed that any Restricted Payment made at a time when all of the conditions set forth in clause (e) of this Section 6.07 are satisfied shall utilize the basket set forth in such clause (e) and shall not utilize (or be deemed to utilize) the basket set forth in clause (d) of this Section 6.07.”
(bbb)    Section 6.08 of the Credit Agreement is hereby amended to amend and restate clause (i) of the proviso therein in its entirety as follows:
“(i) the foregoing shall not apply to (A) restrictions and conditions imposed by law, (B) restrictions and conditions imposed by the indenture governing the New Senior Unsecured Notes, (C) restrictions or conditions set forth in any agreement governing Indebtedness permitted by Section 6.01(h); provided that such restrictions and conditions are customary and on then market terms for such Indebtedness and are no more restrictive (taken as a whole) than the comparable restrictions and conditions set forth in this Agreement (all as reasonably determined in the good faith judgment of the Management Board of the Parent), or (D) restrictions and conditions imposed by any Loan Document,”
(ccc)    Section 6.11 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“SECTION 6.11. Capital Expenditures. The Company will not, nor will it permit any Subsidiary to, expend in excess of the Maximum Capital Expenditure Amount (in the aggregate) for Consolidated Capital Expenditures during any fiscal year of the Company.”
(ddd)    Section 6.12(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(a)    Maximum Leverage Ratio. The Parent will not permit the ratio (the “Leverage Ratio”), determined as of the end of each of its fiscal quarters ending on and after the Amendment No. 2 Effective Date, of (i) Consolidated Total Indebtedness to (ii) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending with the end of such fiscal quarter, all calculated for the Parent and its Subsidiaries on a consolidated basis, to be greater than 4.50 to 1.00.”
(eee)    Section 6.12 of the Credit Agreement is hereby amended to insert the following as a new clause (c) thereof:
“(c)    Maximum Senior Secured Leverage Ratio. The Parent will not permit the ratio (the “Senior Secured Leverage Ratio”), determined as of the end of each of its fiscal quarters ending on and after the Amendment No. 2 Effective Date, of (i) Consolidated Senior Secured Indebtedness to (ii) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending with the end of such fiscal quarter, all calculated for the Parent and its Subsidiaries on a consolidated basis, to be greater than 3.25 to 1.00.”

(fff)    Article VII of the Credit Agreement is hereby amended to insert a reference to “in any material respect” immediately after the reference to “incorrect” appearing in clause (c) thereof.
(ggg)    Article VII of the Credit Agreement is hereby amended to insert a parenthetical at the end of clause (f) hereof as follows:
“(after the expiration of any applicable grace or cure periods provided for in the applicable agreement or instrument under which such Indebtedness was created)”
(hhh)    Article VII of the Credit Agreement is hereby amended to delete each reference to “the Parent or any Subsidiary” appearing in clauses (h), (i) and (j) thereof and replace each such reference with a reference to “the Parent, any Borrower or any Significant Subsidiary”.
(iii)    Section 9.02(c) of the Credit Agreement is hereby amended to insert a reference to “the Second Additional Term Loans,” immediately after the reference to “the Additional Term Loans,” appearing therein.
(jjj)    Section 9.04(b)(ii)(E) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(E)    assignment to any Person of Commitments or Loans with respect to a Dutch Borrower shall only be permitted if the person to whom the Commitments or Loans are assigned is a Dutch Non-Public Lender at all times;”
(kkk)    Each of J.P. Morgan Securities LLC, SunTrust Robinson Humphrey, Inc., Santander Bank, N.A. and MUFG Union Bank, N.A. are hereby designated as joint bookrunners and joint lead arrangers in respect of the credit facilities evidenced by the Credit Agreement as amended hereby.
(lll)    The 2019 Revolving Global Commitments and the Second Additional Term Loan Commitments of certain of the Lenders (the “Increasing Lenders”) are hereby increased or otherwise provided as set forth on Annex A attached hereto. Accordingly, Schedule 2.01 to the Credit Agreement is replaced in its entirety with Schedule 2.01 attached hereto as Annex A.
(mmm)    The aggregate outstanding principal amounts of the Initial Term Loans and the Additional Term Loans as of the Amendment No. 2 Effective Date are set forth on Annex A attached hereto. The outstanding Initial Term Loans and Additional Term Loans held by certain of the Lenders immediately prior to the effectiveness of this Amendment are hereby deemed reallocated, sold, assigned and transferred to the applicable Lenders as individually set forth on Annex A attached hereto, and, accordingly, such applicable Lenders’ holding of the Initial Term Loans and the Additional Term Loans, on the Amendment No. 2 Effective Date and upon the effectiveness of this Amendment, are set forth on Annex A attached hereto.
(nnn)    Schedule 3.01A to the Credit Agreement is replaced in its entirety with Schedule 3.01A attached hereto as Annex B.
(ooo)    A new Schedule 6.04 attached hereto as Annex C is hereby added to the Credit Agreement.
2.    Departing Lenders.

(a)    Each of Barclays Bank PLC and Wells Fargo Bank NA, London Branch (each a “Departing Lender” and collectively the “Departing Lenders”) is entering into this Amendment solely to evidence its exit from the Credit Agreement and shall have absolutely no obligation hereunder. Upon the effectiveness hereof and the payment described in Section 2(b)(ii), each Departing Lender shall no longer (i) constitute a “Lender” for any purpose under the Loan Documents, (ii) be a party to the Credit Agreement and (iii) have any obligations under any of the Loan Documents, in each case, without further action required on the part of any Person; and
(b)    Upon the effectiveness hereof: (i) each Departing Lender’s “Commitment” under the Credit Agreement shall be terminated, (ii) each Departing Lender shall have received payment in full in immediately available funds of all of its Loans, all interest thereon and all other amounts payable to it under the Credit Agreement, (iii) each Departing Lender shall not be a Lender hereunder as evidenced by its execution and delivery of its signature page hereto and (iv) the defined term “Lenders” in the Credit Agreement shall exclude the Departing Lenders.
3.    Conditions of Effectiveness. The effectiveness of this Amendment is subject to the conditions precedent that (i) the Administrative Agent shall have received counterparts of this Amendment duly executed by the Borrowers, the Lenders (including each Increasing Lender and each Departing Lender) and the Administrative Agent, (ii) the Administrative Agent shall have received counterparts of the Consent and Reaffirmation attached as Exhibit A hereto duly executed by the Subsidiary Guarantors, (iii) the Administrative Agent shall have received such opinions, instruments and documents as are reasonably requested by the Administrative Agent, (iv) the Administrative Agent shall have received payment and/or reimbursement of the Administrative Agent’s and its affiliates’ fees and expenses (including, to the extent invoiced, fees and expenses of counsels for the Administrative Agent) in connection with this Amendment and the other Loan Documents, (v) the Administrative Agent shall have received, for the account of each Lender (other than the Departing Lenders) that delivers its executed signature page to this Amendment by no later than the date and time specified by the Administrative Agent, an upfront fee in an amount equal to the amount previously disclosed to the Lenders and (vi) the Administrative Agent shall have administered such reallocations, sales, assignments, transfers (or other relevant actions in respect) of each Lender’s Applicable Percentage of the relevant Class of Credit Exposure under the Credit Agreement as are necessary in order that each relevant Class of Credit Exposure with respect to such Lender reflects such Lender’s Applicable Percentage of such Class of Credit Exposure under the Credit Agreement as amended hereby. The Borrowers hereby agree to compensate each Lender for any and all losses, costs and expenses incurred by such Lender in connection with the sale and assignment of any Eurocurrency Loans and the reallocation described in clause (vi) above, in each case on the terms and in the manner set forth in Section 2.16 of the Credit Agreement.
4.    Representations and Warranties of the Borrowers. Each Borrower hereby represents and warrants as follows:
(a)    This Amendment and the Credit Agreement as amended hereby constitute legal, valid and binding obligations of such Person and are enforceable against such Person in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(b)    As of the date hereof and after giving effect to the terms of this Amendment, (i) no Default or Event of Default shall have occurred and be continuing and (ii) the representations and warranties of each of the Parent and the other Borrowers set forth in the Credit Agreement, as amended hereby, are true and correct in all material respects (except to the extent such representation or warranty is qualified by materiality or Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects) as of the date hereof.
5.    Reference to and Effect on the Credit Agreement and the other Loan Documents.
(a)    Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.
(b)    The Credit Agreement, the Loan Documents and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.
(c)    The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement, the Loan Documents or any other documents, instruments and agreements executed and/or delivered in connection therewith.
(d)    This Amendment is a “Loan Document” under (and as defined in) the Credit Agreement.
6.    Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.
7.    Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
8.    Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or PDF shall have the same force and effect as manual signatures delivered in person.
[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.
VISTAPRINT N.V.,
as a Borrower

By: /s/Ernst J. Teunissen
Name: Ernst J. Teunissen
Title: Chief Financial Officer and Member, Management Board

VISTAPRINT LIMITED,
as a Borrower

By: /s/Ernst J. Teunissen
Name: Ernst J. Teunissen
Title: President and Chairman

VISTAPRINT SCHWEIZ GMBH,
as a Borrower

By: /s/Ernst J. Teunissen
Name: Ernst J. Teunissen
Title: Managing Director

VISTAPRINT B.V.,
as a Borrower

By: /s/Ernst J. Teunissen
Name: Ernst J. Teunissen
Title: Managing Director

VISTAPRINT USA, INCORPORATED,
as a Borrower

By: /s/Michael C. Greiner
Name: Michael C. Greiner
Title: Treasurer and Chief Accounting Officer

Signature Page to Amendment No. 2 to
Credit Agreement dated as of October 21, 2011, as amended and restated as of February 8, 2013
Vistaprint Limited et al

JPMORGAN CHASE BANK, N.A.,
individually as a Lender, as the Swingline Lender, as the Issuing Bank and as Administrative Agent

By: /s/Daglas Panchal
Name: Daglas Panchal
Title: Vice President

FIFTH THIRD BANK,
as a Lender

By: /s/Brian Valerio
Name: Brian Valerio
Title: Officer

HSBC BANK USA, NATIONAL ASSOCIATION,
as a Lender

By: /s/Manuel Burgueno
Name: Manuel Burgueno
Title: Senior Vice President

SANTANDER BANK, N.A.,
as a Lender

By: /s/Justin Kleeberg
Name: Justin Kleeberg
Title: Executive Director

MUFG UNION BANK, N.A.,
as a Lender

By: /s/Richard Rizzo
Name: Richard Rizzo
Title: Managing Director

Signature Page to Amendment No. 2 to
Credit Agreement dated as of October 21, 2011, as amended and restated as of February 8, 2013
Vistaprint Limited et al

SUNTRUST BANK,
as a Lender

By: /s/Brian Guffin
Name: Brian Guffin
Title: Director

CITIZENS BANK, N.A.,
as a Lender

By: /s/Peter van der Horst
Name: Peter van der Horst
Title: Senior Vice President

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By: /s/Robert M. Martin
Name: Robert M. Martin
Title: Senior Vice President

BANK OF AMERICA, N.A.,
as a Lender

By: /s/Jean S. Manthorne
Name: Jean S. Manthorne
Title: Senior Vice President

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By: /s/James A. Gelle
Name: James A. Gelle
Title: Vice President

Signature Page to Amendment No. 2 to
Credit Agreement dated as of October 21, 2011, as amended and restated as of February 8, 2013
Vistaprint Limited et al

CAPITAL ONE, NATIONAL ASSOCIATION,
as a Lender

By: /s/Andrew J. Bella
Name: Andrew J. Bella
Title: Senior Vice President

FIRST NIAGARA BANK, N.A.,
as a Lender

By: /s/Robert Dellatorre
Name: Robert Dellatorre
Title: Vice President

GOLDMAN SACHS BANK USA,
as a Lender

By: /s/Mark Walton
Name: Mark Walton
Title: Authorized Signatory

Signature Page to Amendment No. 2 to
Credit Agreement dated as of October 21, 2011, as amended and restated as of February 8, 2013
Vistaprint Limited et al

The undersigned Departing Lender hereby acknowledges and agrees that, from and after the Amendment No. 2 Effective Date, it is no longer a party to the Credit Agreement

BARCLAYS BANK PLC,
as a Departing Lender

By: /s/Ronnie Glenn
Name: Ronnie Glenn
Title: Vice President

Signature Page to Amendment No. 2 to
Credit Agreement dated as of October 21, 2011, as amended and restated as of February 8, 2013
Vistaprint Limited et al

The undersigned Departing Lender hereby acknowledges and agrees that, from and after the Amendment No. 2 Effective Date, it is no longer a party to the Credit Agreement

WELLS FARGO BANK NA, LONDON BRANCH,
as a Departing Lender

By: /s/Bradley A. Hardy
Name: Bradley A. Hardy
Title: Senior Vice President

Signature Page to Amendment No. 2 to
Credit Agreement dated as of October 21, 2011, as amended and restated as of February 8, 2013
Vistaprint Limited et al

Annex A

SCHEDULE 2.01
COMMITMENTS

Lender	2016 Revolving Global Commitment	2019 Revolving Global Commitment	2019 Revolving US Commitment	Outstanding Initial Term Loans and Additional Term Loans as of the Amendment No. 2 Effective Date	Second Additional Term Loan Commitment

JPMorgan Chase Bank, N.A.	$0	$86,497,006.00	$0	$19,716,111.52	$786,882.49
Santander Bank, N.A.	$0	$80,838,323.40	$0	$18,426,272.45	$735,404.19
MUFG Union Bank, N.A.	$0	$80,838,323.40	$0	$18,426,272.45	$735,404.19
SunTrust Bank	$0	$80,838,323.40	$0	$18,426,272.45	$735,404.19
Fifth Third Bank	$0	$78,817,365.30	$0	$17,965,615.64	$717,019.09
HSBC Bank USA, National Association	$0	$78,817,365.30	$0	$17,965,615.64	$717,019.09
Citizens Bank, N.A.	$0	$56,586,826.30	$0	$12,898,390.72	$514,782.93
PNC Bank, National Association	$0	$32,335,329.30	$0	$7,370,508.98	$294,161.68
Bank of America, N.A.	$0	$32,335,329.30	$0	$7,370,508.98	$294,161.68
KeyBank National Association	$0	$32,335,329.30	$0	$7,370,508.98	$294,161.68
Capital One, National Association	$0	$20,209,580.80	$0	$4,606,568.12	$183,851.05
First Niagara Bank, N.A.	$0	$14,550,898.20	$0	$3,316,729.05	$132,372.75
Goldman Sachs Bank USA	$0	$15,000,000.00	$0	$0	$0
Aggregate Commitments and Outstanding Term Loans	$0	$690,000,000.00	$0	$153,859,375.00	$6,140,625.00